FOR IMMEDIATE RELEASE	News Release

Mercury Systems Appoints Gerald M. Haines II Executive Vice President and Chief Financial Officer

Confirms Fiscal 2015 Guidance

CHELMSFORD, Mass. − Sept. 3, 2014 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a leading provider of commercially developed, secure sensor processing subsystems for critical commercial and defense applications, announced the appointment of Gerald M. Haines II to the position of Executive Vice President, Chief Financial Officer and Treasurer.

“We are pleased to have Gerry assume this new role, where his combination of business and financial acumen and his wealth of experience in strategy, corporate finance and acquisitions will be tremendous assets as we enter the next phase of our growth strategy.” said Mercury’s President and Chief Executive Officer Mark Aslett. “His drive and leadership abilities, along with his deep expertise and knowledge of Mercury’s business, including the businesses we have acquired in recent years, make him especially well-suited for this position as we push to accelerate Mercury’s growth. Mercury closed fiscal 2014 with strong momentum, and the operating leverage we have built positions us well for achieving our goals of double-digit top-line growth, even stronger growth in adjusted EBITDA, and for reaching our target business model for fiscal 2015. We remain confident in our recent guidance for our fiscal 2015 first quarter and year,” Aslett concluded.

Mr. Haines, 51, joined Mercury in July of 2010 as Senior Vice President of Corporate Development, where he was responsible for mergers and acquisitions, strategic partnerships, and related corporate strategy development and execution, as well as several other corporate functions. Throughout his career, Mr. Haines has held positions of increasing scope and responsibility. Prior to Mercury, Mr. Haines served as Executive Vice President of Verenium Corporation, a publicly traded company engaged in the development and commercialization of biofuels and high-performance specialty enzymes; Executive Vice President of Strategic Affairs of Enterasys Networks, Inc., a publicly

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Systems Appoints Gerald M. Haines II Executive Vice President and Chief Financial Officer, Page 2

traded network communications company; Senior Vice President of Cabletron Systems, Inc., the predecessor to Enterasys Networks; and Vice President of Applied Extrusion Technologies, Inc., a leading manufacturer of plastic packaging and labeling products. He began his career at J.P. Morgan. Mr. Haines holds a bachelor's degree in Business Administration, magna cum laude, from Boston University and a law degree from Cornell. He has significant experience in corporate finance, financial reporting, M&A, strategic planning and execution, and investor relations.

Mr. Haines succeeds Kevin M. Bisson, who joined Mercury as Senior Vice President, Chief Financial Officer and Treasurer in January of 2012 and helped the company with a series of acquisitions and related integration and systems implementation efforts. “We are deeply appreciative of the commitment and service Kevin provided Mercury during his tenure with the company, and we wish him the very best in his future pursuits,” said Aslett.

Mercury Systems – Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is the better alternative for affordable, commercially developed, open sensor processing systems and services. These capabilities make us the first commercially based defense electronics company built to meet rapidly evolving next generation defense challenges. Mercury Systems has worked on over 300 programs, including Aegis, Patriot, SEWIP, Gorgon Stare and Predator/Reaper. We are based in Chelmsford, Massachusetts with additional advanced manufacturing and other key facilities across the USA. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2015 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, divestitures and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fix

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Systems Appoints Gerald M. Haines II Executive Vice President and Chief Financial Officer, Page 3

ed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2014. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1788

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY